Exhibit 99.1

Cano Health Acquires Doctor’s Medical Center for $300 Million and

Updates Guidance for 2021 and 2022

Brings the Cano Health care model to 18 Doctor’s Medical Center facilities serving approximately 52,000 members with a differentiated platform for underserved communities

MIAMI, July 6, 2021 /PRNewswire/— Cano Health, Inc. (“Cano Health”) (NYSE: CANO), a leading value-based primary care provider for seniors and underserved communities, today announced it has acquired Doctor’s Medical Center (“DMC”) for $300 million on July 2, 2021. DMC is a primary care provider offering an innovative and integrated approach to Medicare, Medicaid, and ACA (Exchange) members across 18 medical centers in South Florida. The acquisition expands Cano Health’s membership, and further enhances the company’s leading position in the fragmented Florida market. With 15 of the 18 medical centers serving predominantly adult and pediatric Medicaid members, the addition of DMC also enables Cano Health to deliver more targeted services to its existing Medicaid and ACA members.

“Cano Health is on a mission to become America’s Primary Care, and today’s acquisition brings us one step closer to that important goal,” said Dr. Marlow Hernandez, Co-Founder, Chairman, and CEO of Cano Health. “The DMC team has served the South Florida region for nearly 25 years, evolving its clinical platform to meet the diverse care needs of the community. With DMC as part of the Cano Health family, we are bringing our care model to more patients and acquiring important footprint and infrastructure to further improve the clinical outcomes of underserved patients.”

“Doctor’s Medical Center joins the Cano Health family energized by what we can accomplish together for our patients,” added Dr. Ventura de Paz, Founder, President, and CEO of DMC. “Since I founded DMC, we have operated with the belief that everyone should have access to quality health care. This union brings even more services and resources to our patients and our dedicated team members, so we can thrive for generations to come.”

The acquisition brings the Cano Health care model – built on access, quality, and wellness – to DMC’s Medicare, Medicaid and ACA members, further positioning Cano Health as the provider of choice in the communities it serves. The acquisition also expands Cano Health’s long-standing partnership with Humana.

“Cano Health’s focus on preventive care and wellness aligns with Humana Healthy Horizons and our ‘human care’ approach to serving our Medicaid members,” said Humana Florida Medicaid President Jocelyn Chisholm Carter. “Teaming with Cano Health, we continue to focus on making sure our members receive the full-service health care services they need in a welcoming environment.”

Strategic Rationale

Like Cano Health, DMC is dedicated to providing quality primary care to its members, with an emphasis on innovation. Both companies operate as critical members of the community, building bonds with their members to improve care and outcomes. Estimated standalone full year 2021 DMC revenue is $194 million with approximately $106 million expected in the second half of 2021 due to membership growth and improvements in health plan contracts. Estimated full year 2021 adjusted EBITDA is $22 million which is expected to grow 30%-40% year-over-year in 2022 due to top line growth and Cano Health platform synergies driving margin expansion.

The combination with DMC increases Cano Health’s membership to approximately 197,000 members and 106 medical centers, with over 1,000 staff and affiliate providers across the country.

Cano Health anticipates that combining with DMC will:

•	Grow Cano Health’s membership base with the addition of approximately 7,000 Medicare Advantage members, 31,000 Medicaid members, and 14,000 ACA members.

•	Increase capacity for Medicare Advantage members at Cano Health medical centers and enable focused delivery of services tailored to senior patients.

•	Provide targeted services based on DMC’s model of specialized Medicaid medical centers with services appropriate to its pediatric and adult members.

•	Improve management of Cano Health’s existing Medicaid member population by leveraging specialized services at DMC centers.

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Build upon Cano Health’s strong relationship with Humana by expanding and enhancing services for Humana’s Medicaid members in Florida, making Cano Health the largest independent value-based primary care provider to both Medicare and Medicaid patients in the State.

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Deliver on Cano Health’s strategic objective to build, buy, and manage medical practices. Cano Health continues to pursue three key initiatives to realize the massive opportunity in value-based primary care: 1) organic growth, 2) new market entry and 3) targeted acquisitions.

Financial Terms

•	Cano Health acquired DMC with $300 million in cash. Concurrent with the acquisition, Cano Health borrowed $250 million through an unsecured debt facility on July 2, 2021.

Guidance Update

With the close of the DMC acquisition, Cano Health is updating its previous guidance given on June 14, 2021. In contrast to prior 2021 guidance, which included projections for potential acquisitions, this guidance excludes the impact of any future acquisitions.

•	Full year 2021 revenue of approximately $1.5 billion (from $1.4-$1.5 billion previously), an increase of approximately 80% year-over-year

•	Full year 2021 adjusted EBITDA of approximately $110 million (from $100 million to $110 million previously)

•	2021 ending membership of 205,000-210,000 (from 154,000-162,000 previously)

•	2021 ending medical centers of 121-126 (from 95-105 previously)

•	Acquisition pipeline remains robust; future acquisitions would be accretive to the above guidance

•	Guidance continues to exclude the potential upside impact of CMS’ Direct Contracting Entity (DCE) program

Cano Health is also providing the following guidance for 2022, an update from projections shared at its Investor and Analyst day held on March 4, 2021. In contrast to prior 2022 guidance, which included projections for potential acquisitions, this guidance excludes the impact of any future acquisitions.

•	Full year 2022 revenue of approximately $2.23 billion (unchanged), an increase of approximately 49% year-over-year

•	Full year 2022 adjusted EBITDA of $150 million (from $135 million previously)

•	2022 ending membership of 250,000 (from 230,000 previously)

•	Ending medical centers of 180, reflecting the opening of 54-59 de novos in 2022

•	Acquisition pipeline remains robust; future acquisitions would be accretive to the above guidance

•	Guidance continues to exclude the potential upside impact of CMS’ Direct Contracting Entity (DCE) program

An updated Investor Presentation with additional detail is available on the company’s investor relations website (investors.canohealth.com).

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About Cano Health

Cano Health operates value-based primary care centers and supports affiliated medical practices that specialize in primary care for seniors in Florida, Texas, Nevada, and Puerto Rico, with additional markets in development. As part of its care coordination strategy, Cano Health provides sophisticated, high-touch population health management programs including telehealth, prescription home delivery, wellness programs, transition of care, and high-risk and complex care management.

Cano Health’s personalized patient care and proactive approach to wellness and preventive care sets it apart from competitors. Cano Health has consistently improved clinical outcomes while reducing costs, affording patients the opportunity to lead longer and healthier lives. Cano Health serves a predominantly minority population (80% of its patients are Latino or African American) and low-income population (50% of its members are dual eligible for Medicare and Medicaid). For more information visit www.canohealth.com or www.canohealth.com/investors/.

About Doctor’s Medical Center

Doctor’s Medical Center (DMC) provides integrated, innovative care to Medicare, Medicaid and ACA (Exchange) members in South Florida. Founded in 1996, it has grown to 18 medical centers located in Miami-Dade and Broward counties. DMC Medicare and Medicaid members have access to dedicated medical centers and staff that provide care targeted to their unique needs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on Cano Health’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the financial guidance for the 2021 and 2022 fiscal year and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to continue our growth; our ability to integrate our acquisitions and achieve desired efficiencies; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19 or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in the definitive Proxy Statement/Prospectus filed with the SEC on May 7, 2021 and incorporated by reference into our Super 8-K filed on June 9, 2021. All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Contacts

Cano Health

Investor Relations

Bob East

Westwicke ICR

CanoHealthIR@westwicke.com

Media Relations

Patricia Graue

Brunswick Group

(212) 333-3810

canohealth@brunswickgroup.com

Media Relations – Local (FL)

Barbara Ferreiro

Cano Health

(305) 790-6731

barbara.ferreiro@canohealth.com

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